                                                                    EXHIBIT 3.10

                              AMENDED AND RESTATED
                                    BYLAWS OF
                        SOURCE INTERLINK COMPANIES, INC.
                            (A DELAWARE CORPORATION)

                        EFFECTIVE AS OF FEBRUARY 28, 2005

                                TABLE OF CONTENTS

ARTICLE I - CORPORATE OFFICES..............................................    1
1.1    Registered Office...................................................    1
1.2    Other Offices.......................................................    1

ARTICLE II - MEETINGS OF STOCKHOLDERS......................................    1
2.1    Place of Meetings...................................................    1
2.2    Annual Meeting......................................................    1
2.3    Special Meeting.....................................................    1
2.4    Notice of Stockholders' Meetings....................................    1
2.5    Manner of Giving Notice; Affidavit of Notice........................    2
2.6    Quorum..............................................................    2
2.7    Adjourned Meeting; Notice...........................................    3
2.8    Administration of the Meeting.......................................    3
2.9    Voting..............................................................    3
2.10   No Stockholder Action by Written Consent without a Meeting..........    4
2.11   Record Date for Stockholder Notice; Voting; Giving Consent..........    4
2.12   Proxies.............................................................    4
2.13   List of Stockholders Entitled to Vote...............................    4
2.14   Advance Notice of Stockholder Business..............................    5
2.15   Advance Notice of Director Nominations..............................    5

ARTICLE III - DIRECTORS....................................................    6
3.1    Powers..............................................................    6
3.2    Number of Directors.................................................    6
3.3    Election, Qualification and Term of Office of Directors.............    7
3.4    Removal and Resignation.............................................    7
3.5    Vacancies...........................................................    7
3.6    Stockholder Designated Directors....................................    7
3.7    Source Designated Directors.........................................    8
3.8    Place of Meetings; Meetings by Telephone............................    8
3.9    Regular Meetings....................................................    8
3.10   Special Meeting; Notice.............................................    8
3.11   Quorum; Voting......................................................    9
3.12   Waiver of Notice....................................................    9
3.13   Board Action by Written Consent without a Meeting...................    9
3.14   Fees and Compensation of Directors..................................   10

ARTICLE IV - COMMITTEES....................................................   10
4.1    Committees of Directors.............................................   10
4.2    Committee Minutes...................................................   10
4.3    Meetings and Action of Committees...................................   10

ARTICLE V - OFFICERS.......................................................   11
5.1    Officers............................................................   11
5.2    Appointment of Officers.............................................   11
5.3    Subordinate Officers................................................   11
5.4    Removal and Resignation of Officers.................................   11
5.5    Vacancies in Offices................................................   11
5.6    Chairman of the Board...............................................   12
5.7    Chief Executive Officer.............................................   12
5.8    President...........................................................   12
5.9    Vice Presidents.....................................................   12
5.10   Secretary...........................................................   12

5.11   Chief Financial Officer.............................................   13
5.12   Treasurer...........................................................   13
5.13   Assistant Secretary.................................................   13
5.15   Representation of Shares of Other Corporation.......................   14
5.16   Authority and Duties of Officers....................................   14

ARTICLE VI - RECORDS AND REPORTS...........................................   14
6.1    Maintenance and Inspection of Records...............................   14
6.2    Inspection by Directors.............................................   14

ARTICLE VII - GENERAL MATTERS..............................................   15
7.1    Checks, Drafts; Evidences of Indebtedness...........................   15
7.2    Execution of Corporate Contracts and Instruments....................   15
7.3    Stock Certificates, Partly Paid Shares..............................   15
7.4    Special Designation on Certificates.................................   15
7.5    Lost Certificates...................................................   15
7.6    Construction; Definitions...........................................   16
7.7    Dividends...........................................................   16
7.8    Fiscal Year.........................................................   16
7.9    Seal................................................................   16
7.10   Transfer of Stock...................................................   16
7.11   Stock Transfer Agreements...........................................   16
7.12   Registered Stockholders.............................................   16
7.13   Waiver of Notice....................................................   17

ARTICLE VIII - NOTICE BY ELECTRONIC TRANSMISSION...........................   17
8.2    Definition of Electronic Transmission...............................   18
8.3    Inapplicability.....................................................   18

ARTICLE IX - INDEMNIFICATION...............................................   18
9.1    Right of Indemnification............................................   18
9.2    Right of Claimant to Bring Suit.....................................   18
9.3    Expenses Payable in Advance.........................................   19
9.4    Nonexclusivity of Indemnification and Advancement of Expenses.......   19
9.5    Insurance...........................................................   19
9.6    Certain Definitions.................................................   19
9.7    Survival of Indemnification and Advancement of Expenses.............   19
9.8    Limitation on Indemnfication........................................   20
9.9    Indemnification of Employees and Agents.............................   20
9.10   Effect of Amendment or Repeal.......................................   20

ARTICLE X - AMENDMENTS.....................................................   20

                        SOURCE INTERLINK COMPANIES, INC.
                                     BYLAWS

                                    ARTICLE I

                                CORPORATE OFFICES

1.1  Registered Office

     The registered office of Source Interlink Companies, Inc. (the "CORPORATION") shall be fixed in the Corporation's Certificate, as the same may be amended from time to time (as so amended, the "CERTIFICATE").

1.2  Other Offices

     The Corporation's board of directors (the "BOARD") may at any time establish other offices at any place or places where the Corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

2.1  Place of Meetings

     Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 (a) (2) of the Delaware General Corporation Law (the "DGCL"). In the absence of any such designation or determination, stockholders' meetings shall be held at the Corporation's principal executive office.

2.2  Annual Meeting

     The annual meeting of stockholders shall be held each year on a date and time designated by the Board and stated in the notice of the meeting. At the annual meeting, directors shall be elected and any other proper business may be transacted.

2.3  Special Meeting

     Unless otherwise required by law or the Certificate, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors of the Corporation, (ii) the Chairperson of the Board of Directors of the Corporation or (iii) the Chief Executive Officer or president (in the absence of a chief executive officer) of the Corporation.

     No business may be transacted at such special meeting other than the business specified in the notice to stockholders of such meeting. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

2.4  Notice of Stockholders' Meetings

     All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 8.1 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise required by applicable law. The notice of meeting shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any previously scheduled meeting of stockholders may be postponed, and, unless the Certificate provides otherwise, any special meeting of


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the stockholders may be cancelled by resolution duly adopted by a majority of the Board members then in office upon public notice given prior to the date previously scheduled for such meeting of stockholders.

     Whenever notice is required to be given, under the DGCL, the Certificate or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

     Whenever notice is required to be given, under any provision of the DGCL, the Certificate or these bylaws, to any stockholder to whom (a) notice of two
(2) consecutive annual meetings, or (b) all, and at least two (2) payments (if sent by first-class mail) of dividends or interest on securities during a twelve
(12) month period, have been mailed addressed to such person at such person's address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth such person's then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL.

     The exception in subsection (a) of the above paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

2.5  Manner of Giving Notice; Affidavit of Notice

     Notice of any meeting of stockholders shall be given:

     (a) If mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation's records;

     (b) if electronically transmitted as provided in Section 8.1 of these bylaws; or

     (c) otherwise, when delivered.

     An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6  Quorum

     Unless otherwise provided in the Certificate or required by law, stockholders representing a majority of the issued and outstanding capital stock of the Corporation and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting, or (b) the stockholders representing a majority of the issued and outstanding capital stock of the corporation at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The stockholders present at a duly called meeting at which quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.


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2.7  Adjourned Meeting; Notice

     When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8  Administration of the Meeting

     Meetings of stockholders shall be presided over by the Chairperson of the Board or, in the absence thereof, by such person as the Chairperson of the Board shall appoint, or, in the absence thereof or in the event that the Chairperson shall fail to make such appointment, any officer of the corporation elected by the Board. In the absence of the secretary of the corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

     The Board shall, in advance of any meeting of stockholders, appoint one (1) or more inspector(s), who may include individual(s) who serve the corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board may designate one (1) or more persons as alternate inspector(s) to replace any inspector, who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the DGCL or other applicable law.

     The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting).

2.9  Voting

     The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

     Except as may be otherwise provided by law, the Certificate or these bylaws, each stockholder shall have one vote for each share of capital stock entitled to vote held of record by such stockholder.

     In all matters, other than the election of directors and except as otherwise required by law, the Certificate or these bylaws, the affirmative vote of a majority of the shares of capital stock presented or represented by proxy at the duly convened meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the shares of capital stock present or represented by proxy at the duly convened meeting and entitled to vote on the election of directors.

     No stockholder will be permitted to cumulate votes at any election of directors.

2.10 No Stockholder Action by Written Consent without a Meeting

     Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

2.11 Record Date for Stockholder Notice; Voting; Giving Consent

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or -exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

     If the Board does not so fix a record date:

     (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.12 Proxies

     Each stockholder of record entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder may also authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the DGCL or as otherwise provided under Delaware law. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

2.13 List of Stockholders Entitled to Vote

     The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten
(10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the corporation's principal executive office.

     In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.14 Advance Notice of Stockholder Business

     Only such business shall be conducted as shall have been properly brought before a meeting of the stockholders of the Corporation. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board,
(b) other-wise properly brought before the meeting by or at the direction of the Board, or (c) a proper matter for stockholder action under the DGCL that has been properly brought before the meeting by a stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.14. For such business to be considered properly brought before the meeting by a stockholder such stockholder must, in addition to any other applicable requirements, have given timely notice in proper form of such stockholder's intent to bring such business before such meeting. To be timely, such stockholder's notice must be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the corporation not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

     To be in proper form, a stockholder's notice to the secretary shall be in writing and shall set forth:

     (a) the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,

     (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

     (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

     (d) any material interest of the stockholder in such business; and

     (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

     Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder.

     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.14. The chairman of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure.

2.15 Advance Notice of Director Nominations

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate. To be properly brought before an annual meeting of stockholders, or any special meeting of stockholders called for the purpose of electing directors, nominations for the election of director must be
(a) specified in the notice of meeting (or any supplement thereto), (b) made by or at the direction of the Board (or any duly authorized committee thereof) or (c) made by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.15.

     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of an annual meeting, in accordance with the provisions set forth in Section 2.14, and, in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the secretary must set forth:

     (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

     (b) as to such stockholder giving notice, the information required to be provided pursuant to Section 2.14.

     At the request of the Board, any person nominated by a stockholder for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee as well as a consent to serve as a director if so elected. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this
Section 2.15. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

                                   ARTICLE III

                                    DIRECTORS

3.1  Powers

     Subject to the provisions of the DGCL and any limitations in the Certificate or these bylaws, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2  Number of Directors

     The number of directors constituting the entire Board shall be not less than three (3) nor more than eleven (11), as fixed from time to time by resolution of the Board by a Supermajority Board Approval (as defined below); provided, however, that the number of directors constituting the entire Board, shall initially be fixed at eleven (11). No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

3.3  Election, Qualification and Term of Office of Directors

     (a) Except as provided in Section 3.4, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director's successor is elected and qualified or until such director's earlier death, resignation, retirement or removal. Directors need not be stockholders unless so required by the Certificate or these bylaws. The Certificate or these bylaws may prescribe other qualifications for directors.

     (b) The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first annual meeting of the stockholders following the effective date of this provision as adopted by the Board (the "EFFECTIVE DATE"), the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the Effective Date, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

     (c) The initial Class I, Class II and Class III directors immediately following the Effective Time shall be appointed as follows: (A) three Alliance Designated Directors (as defined below) to Class I, (B) one Alliance Designated Director and three Source Designated Directors (as defined below) to Class II and (C) one Alliance Designated Director and three Source Designated Directors to Class III. For purposes hereof, (a) the "ALLIANCE DESIGNATED DIRECTORS" shall mean those five individuals designated to serve on the board of directors by Alliance Entertainment Corporation pursuant to Section 7.11 of that certain Agreement and Plan of Merger dated November 18, 2004 among the Corporation, Alliance Entertainment Corp. and Alligator Acquisition LLC (the "MERGER AGREEMENT") and (b) the "SOURCE DESIGNATED DIRECTORS" shall initially mean those six individuals designated to serve on the board of directors of the Corporation by the Corporation pursuant to Section 7.11 of the Merger Agreement and shall thereafter mean those individuals designated to serve on the board of directors by a majority of the Source Designated Directors pursuant to Section 3.7 below.

3.4  Removal and Resignation

     Any director or the entire Board may be removed at any time, with or without cause, by the holders of the shares representing a majority of the voting power of the Corporation then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate, the provision of this Section, shall apply, in respect of the removal without cause of a director so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation.

3.5  Vacancies

     Subject to Section 3.6 and Section 3.7 below, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement or removal as herein provided.

3.6  Stockholder Designated Directors

     Until such date as AEC Associates, LLC (the "STOCKHOLDER") and the Stockholder Group Members (as defined below) own less than 10% in the aggregate of the outstanding common stock of the Corporation (the

"MINIMUM HOLDING DATE"), if any Alliance Designated Director or Stockholder Designated Director (as defined below) is unable to fulfill his or her term in office, for whatever reason, either as a result of death, resignation, retirement or removal, a majority of the remaining Alliance Designated Directors and Stockholder Designated Directors, though less than a quorum, shall have the exclusive right to appoint the person to fill such vacancy and such person so appointed shall be deemed to be a Stockholder Designated Director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided. For purposes hereof, (a) "STOCKHOLDER GROUP MEMBERS" shall mean the Stockholder and those Affiliates (as defined below) and members and Persons (as defined below) who file Schedule 13Ds or Schedule 13Gs pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as a Group (as defined below) with Stockholder, (b) "AFFILIATES" shall have the meaning provided in Rule 144(a)(1) under the Securities Act of 1933, as amended, (c) "PERSONS" shall mean any Person, individual, corporation, partnership, trust, limited liability company or other non-governmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise), (d) "GROUP" shall have the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, but shall exclude any institutional underwriter purchasing voting securities of the Corporation in connection with an underwritten registered offering for purposes of a distribution of such securities and (e) "STOCKHOLDER DESIGNATED DIRECTOR" shall mean the individual or individuals of the Stockholder's choice that the Stockholder has the right to designate as a nominee for election to the Board pursuant to the terms of that certain Stockholders Agreement dated _________, 2005 by and among the Corporation and the Stockholder.

3.7  Source Designated Directors

     Until the Minimum Holding Date, if any Source Designated Director is unable to fulfill his or her term in office, for whatever reason, either as a result of death, resignation, retirement or removal, a majority of the remaining Source Designated Directors, though less than a quorum, shall have the exclusive right to appoint the person to fill such vacancy and such person so appointed shall be deemed to be a Source Designated Director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation, retirement or removal as herein provided.

3.8  Place of Meetings; Meetings by Telephone

     (a) The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

     (b) Unless otherwise restricted by the Certificate or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.9  Regular Meetings

     Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.10 Special Meeting; Notice

     Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the Board then in office.

     Notice of the time and place of special meetings shall be:

     (a)  delivered personally by hand, by courier or by telephone;

     (b)  sent by United States first-class mail, postage prepaid;

     (c)  sent by facsimile; or

     (d)  sent by electronic mail,

directed to each director at that director's address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation's records.

     If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 12 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation's principal executive office) nor the purpose of the meeting.

3.11 Quorum; Voting

     (a) At all meetings of the Board, a majority of authorized number of directors (as determined pursuant to these bylaws) shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the directors present at that meeting.

     (b) At all meetings of the Board, the vote of a majority of the directors present at the meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by the DGCL or pursuant to subsection (c) of this Section 3.11.

     (c) Notwithstanding anything contained herein to the contrary, the following actions of the Corporation will require either the affirmative vote of at least seventy-five percent (75%) of the number of directors then in office or the unanimous written consent of the board of directors ("SUPERMAJORITY BOARD APPROVAL"): (i) an increase or decrease in the total authorized number of directors constituting the entire Board; (ii) approve a Change of Control of the Corporation (as defined below); or (iii) approve the amendment, alteration or repeal of these bylaws. For purposes hereof, "CHANGE OF CONTROL" shall mean: (A) a reorganization or merger of the Corporation with or into any other entity which will result in the Corporation's shareholders immediately prior to such transaction not holding, as a result of such transaction, at least 50% of the voting power of the surviving or continuing entity or entity controlling the surviving or continuing entity or (B) a sale of all or substantially all of the assets of the Corporation which will result in the Corporation's shareholders immediately prior to such sale not holding, as a result of such sale, at least of 50% of the voting power of the purchasing entity."

3.12 Waiver of Notice

     Whenever notice is required to be given under any provisions of the DGCL, the Certificate or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the DGCL, the Certificate or these bylaws.

3.13 Board Action by Written Consent without a Meeting

     Unless otherwise restricted by the Certificate or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.14 Fees and Compensation of Directors

     Unless otherwise restricted by the Certificate or these bylaws, the Board shall have the authority to fix the compensation of directors.

                                   ARTICLE IV

                                   COMMITTEES

4.1  Committees of Directors

     The Board may from time to time designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Corporation. Each committee will comply with all applicable provisions of; the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission, and the rules and requirements of NASDAQ or NYSE, as applicable, and will have the right to retain independent legal counsel and other advisers at the corporation's expense.

4.2  Committee Minutes

     Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3  Meetings and Action of Committees

     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

     (a)  Section 3.6 (place of meetings and meetings by telephone);

     (b)  Section 3.7 (regular meetings);

     (c)  Section 3.8 (special meetings and notice);

     (d)  Section 3.9 (quorum and voting);

     (e)  Section 3.10 (waiver of notice); and

     (f)  Section 3.11 (action without a meeting)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

     (i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

     (ii) special meetings of committees may also be called by resolution of the Board; and

     (iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                    ARTICLE V

                                    OFFICERS

5.1  Officers

     The officers of the Corporation shall be a chief executive officer, a president (at the discretion of the Board), a chairman of the Board and a secretary. The Corporation may also have, at the discretion of the Board, a vice chairperson of the Board, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2  Appointment of Officers

     The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 and 5.5 of these bylaws, subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote appointing him, or until his or her earlier death, resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the corporation.

5.3  Subordinate Officers

     Each of the Board and the chief executive officer may appoint such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board or the chief executive officer may from time to time determine.

5.4  Removal and Resignation of Officers

     Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

     Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5  Vacancies in Offices

     Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

5.6  Chairman of the Board

     The chairman of the Board shall be a member of the Board and, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these bylaws.

5.7  Chief Executive Officer

     Subject to the control of the Board and any supervisory powers the Board may give to the chairman of the Board, the chief executive officer shall, together with the president of the corporation, have general supervision, direction, and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The chief executive officer shall, together with the president of the Corporation, also perform all duties incidental to this office that may be required by law and all such other duties as are properly required of this office by the Board of Directors. The chief executive officer shall serve as chairman of and preside at all meetings of the stockholders. In the absence of the chairman of the Board, the chief executive officer shall preside at all meetings of the Board.

5.8  President

     Subject to the control of the Board and any supervisory powers the Board may give to the chairman of the Board, the president of the Corporation shall, together with the chief executive officer, have general supervision, direction, and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The president shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these bylaws, or the chairman of the Board.

5.9  Vice Presidents

     in the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of a president. When acting as a president, the appropriate vice president shall have all the powers of, and be subject to all the restrictions upon, that president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these bylaws, the chairman of the Board, the chief executive officer or, in the absence of a chief executive officer, the president.

5.10 Secretary

     The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show:

     (i)  the time and place of each meeting;

     (ii) whether regular or special (and, if special, how authorized and the notice given);

     (iii) the names of those present at directors' meetings or committee meetings;

     (iv) the number of shares present or represented at stockholders' meetings; and

     (v)  the proceedings thereof

     The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register showing:

     (i)  the names of all stockholders and their addresses;

     (ii) the number and classes of shares held by each;

     (iii) the number and date of certificates evidencing such shares; and

     (iv) the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these bylaws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these bylaws.

5.11 Chief Financial Officer

     The chief financial officer shall perform such duties and possess such powers as the Board or the chief executive officer may from time to time prescribe. The chief financial officer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation, the duty and power to keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.

     The chief financial officer shall also have the duty and power to deposit all moneys and other valuables of the Corporation with such depositories as the Board may designate, to disburse such funds as ordered by the Board and to render to the Board or the chief executive officer (or, in the absence of a chief executive officer, any president), whenever they request it, an account of all his or her transactions as chief financial officer and of the financial condition of the Corporation.

     Unless the board of directors or chief executive officer has designated another officer as the treasurer, the chief financial officer shall also be the treasurer of the Corporation.

5.12 Treasurer

     The treasurer shall perform such duties and possess such powers as the Board or the chief executive officer may from time to time prescribe. The treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit all moneys and other valuables of the Corporation with depositories as the Board may designate, to disburse such funds as ordered by the Board, to make proper accounts of such funds and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.

5.13 Assistant Secretary

     The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as may be prescribed by the Board or these bylaws.

5.14 Assistant Treasurer

     The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the chief financial officer or treasurer or in the event of the chief financial officer's or treasurer's inability or refusal to act, perform the duties and exercise the powers of the chief financial officer or treasurer, as applicable, and shall perform such other duties and have such other powers as may be prescribed by the Board or these bylaws.

5.15 Representation of Shares of Other Corporation

     The chairperson of the Board, the president, any vice president, the treasurer, the secretary or assistant secretary of this Corporation, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.16 Authority and Duties of Officers

     All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

                                   ARTICLE VI

                               RECORDS AND REPORTS

6.1  Maintenance and Inspection of Records

     The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, minute books, accounting books, and other records.

     Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the DGCL. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

     Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.

6.2  Inspection by Directors

     Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

                                   ARTICLE VII

                                 GENERAL MATTERS

7.1  Checks, Drafts; Evidences of Indebtedness

     From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

7.2  Execution of Corporate Contracts and Instruments

     The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

7.3  Stock Certificates, Partly Paid Shares

     The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairperson or vice-chairperson of the Board, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.4  Special Designation on Certificates

     If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.5  Lost Certificates

     Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.6  Construction; Definitions

     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

7.7  Dividends

     The Board, subject to any restrictions contained in either (a) the DGCL, or
(b) the Certificate, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock.

     The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.8  Fiscal Year

     The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.9  Seal

     The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.10 Transfer of Stock

     Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

7.11 Stock Transfer Agreements

     The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.12 Registered Stockholders

     The Corporation:

     (a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner,

     (b) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

     (c) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.13 Waiver of Notice

     Whenever notice is required to be given under any provision of the DGCL, the Certificate or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the DGCL, Certificate or these bylaws.

                                  ARTICLE VIII

                        NOTICE BY ELECTRONIC TRANSMISSION

8.1  Notice by Electronic Transmission

     Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate or these bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if-

     (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

     (b) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

     Any notice given pursuant to the preceding paragraph shall be deemed given:

     (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

     (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

     (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

     (iv) if by any other form of electronic transmission, when directed to the stockholder.

     An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.


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

8.2  Definition of Electronic Transmission

     An "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

8.3  Inapplicability

     Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

                                   ARTICLE IX

                                 INDEMNIFICATION

9.1  Right of Indemnification

     Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 9.2 of this Article IX, the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law,
(b) the proceeding (or part thereof) was authorized by the Board, (c) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL, or (d) the proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the DGCL. The rights hereunder shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition.

9.2  Right of Claimant to Bring Suit

     If a claim under Section 9.1 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.


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

9.3  Expenses Payable in Advance

     To the fullest extent not prohibited by the DGCL, or by any other applicable law, expenses incurred by a person who is or was a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that if the DGCL requires, an advance of expenses incurred by any person in his or her capacity as a director or officer (and not in any other capacity) shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article IX.

9.4  Nonexclusivity of Indemnification and Advancement of Expenses

     The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 9.1 and 9.2 of this Article IX shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in
Section 9.1 or 9.2 of this Article IX.

9.5  Insurance

     To the fullest extent permitted by the DGCL or any other applicable law, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this
Article IX.

9.6  Certain Definitions

     For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IX, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX

9.7  Survival of Indemnification and Advancement of Expenses

     The rights to indemnification and advancement of expenses conferred by this
Article IX shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other personal and legal representatives of such a person.


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

9.8  Limitation on Indemnification

     Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 9.2 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board.

9.9  Indemnification of Employees and Agents

     The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article IX to directors and officers of the Corporation.

9.10 Effect of Amendment or Repeal

     Neither any amendment or repeal of any Section of this Article IX, nor the adoption of any provision of the Certificate or the bylaws inconsistent with this Article IX, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article IX existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article IX, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article IX, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

                                    ARTICLE X

                                   AMENDMENTS

     Subject to Section 9.10 hereof, and except as otherwise provided in the Certificate, these Bylaws may be amended or repealed (a) at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat; provided, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaws or portion thereof must be contained in the notice of such special meeting; and provided further that the affirmative vote of sixty-six and two-thirds percent (66 1/3%) of the then outstanding voting securities of the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of 2.3 (Special Meeting), 2.14 (Advance Notice of Stockholder Business), 2.15 (Advance Notice of Director Nominees), or 3.2 (Number of Directors) of these Bylaws; or
(b) by the affirmative vote of no fewer than a majority of the authorized number of directors. The fact that the power to amend these Bylaws has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.


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